                                                                   Exhibit 10.11

                                                        DRAFT: NOVEMBER 12, 1996

                           REVOLVING CREDIT AGREEMENT

                        Dated as of __________ __, 1996



          MONEYGRAM PAYMENT SYSTEMS, INC., a Delaware corporation (the "Borrower"), and FIRST DATA CORPORATION, a Delaware corporation (the "Lender"), agree as follows:


                                   ARTICLE I

                       AMOUNTS AND TERMS OF THE ADVANCES

          Section 1.01. The Advances. The Lender agrees, on the terms and conditions hereinafter set forth, to make advances (the "Advances") to the Borrower from time to time during the period from the date hereof until ________, 1997 (such date, or the earlier date of termination of the Commitment (as defined below) pursuant to Section 5.01, being the "Termination Date") in an aggregate amount not to exceed at any time outstanding $20,000,000 (the "Commitment"). Each Advance shall be in an amount not less than $500,000 or an integral multiple of $100,000 in excess thereof, except that an Advance may be in an amount equal to the entire unused Commitment. Within the limits of the Commitment, the Borrower may borrow, prepay pursuant to Section 1.04 and reborrow under this Section 1.01.

          SECTION 1.02. Making the Advances. Each Advance shall be made on notice, given not later than 11:00 A.M. (Denver time) on the fourth Business Day prior to the date of the proposed Advance, by the Borrower to the Lender, specifying the date and amount thereof. Not later than 12:00 P.M. (Denver time) on the date of such Advance and upon fulfillment of the applicable conditions set forth in Article II, the Lender will make such Advance available to the Borrower in U.S. dollars at the Lender's address referred to in Section 6.02 in same day funds. Each notice from the Borrower to the Lender requesting an Advance shall be irrevocable and binding on the Borrower.

          SECTION 1.03. Interest and Repayment. The Borrower shall repay, and shall pay interest on, the aggregate unpaid principal amount of all Advances in accordance with a promissory note of the Borrower, in substantially the form of Exhibit A hereto (the "Note"), evidencing the indebtedness resulting from such Advances and delivered to the Lender pursuant to Article II.

          SECTION 1.04. Optional Prepayments. The Borrower may, upon at least four Business Days' notice to the Lender stating the proposed date and principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment shall be in a principal amount not less than $100,000.

          SECTION 1.05. Mandatory Prepayments. Within three (3) Business Days after receipt by the Borrower or any subsidiary of the Borrower of any cash proceeds from the issuance of indebtedness for borrowed money, the Borrower shall make or cause to be made a mandatory prepayment in an amount equal to the lesser of (i) such cash proceeds (net of any financing charges associated therewith) and (ii) the outstanding Commitment in effect at that time. Upon the Lender's receipt of any mandatory prepayment made pursuant to this Section 1.05, the outstanding Commitment shall be automatically reduced by the amount of such mandatory prepayment.

          SECTION 1.06. Payments and Computations. The Borrower shall make each payment hereunder and under the Note not later than 11:00 A.M. (Denver time) on the day when due in U.S. dollars to the Lender at its address referred to in
Section 6.02 in same day funds. All computations of interest shall be made by the Lender on the basis of a year of 365 days, in each case, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 1.07. Payment on Non-Business Days. Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a day of the year on which banks are not required or authorized to close in Denver (any such other day being a "Business Day"), such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.


                                   ARTICLE II

                             CONDITIONS OF LENDING

          SECTION 2.01. Conditions Precedent to Initial Advance. The obligation of the Lender to make its initial Advance is subject to the condition precedent that the Lender shall have received on or before the day of such Advance the following, each dated such day, in form and substance satisfactory to the Lender:

          (a)  This Agreement.

          (b)  The Note.

          (c) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Note, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Note.

          (d) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying (i) the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Note and the other documents to be delivered by it hereunder, (ii) copies attached thereto of the Certificate of Incorporation of the Borrower and the By-Laws of the Borrower.

          SECTION 2.02. Conditions Precedent to All Advances. The obligation of the Lender to make each Advance (including the initial Advance) shall be subject to the further conditions precedent that on the date of such Advance (a) the following statements shall be true (and each giving of the applicable notice requesting such Advance and the acceptance by the Borrower of the proceeds of such Advance shall constitute a representation and warranty by the Borrower that on the date of such Advance such statements are true):

          (i) The representations and warranties contained in Section 3.01 of this Agreement are correct on and as of the date of such Advance, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date; and

         (ii) No event has occurred and is continuing, or would result from such Advance or from the application of the proceeds therefrom, which constitutes an Event of Default (as defined in Section 5.01) or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

and (b) the Lender shall have received such other approvals, opinions or documents as the Lender may reasonably request.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

          SECTION 3.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

          (a) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          (b) The execution, delivery and performance by the Borrower of this Agreement and the Note are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's Certificate of Incorporation or By-Laws or (ii) law or any contractual restriction binding on or affecting the Borrower.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement and the Note.

          (d) This Agreement and the Note are legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.


                                  ARTICLE IV

                           COVENANTS OF THE BORROWER

          SECTION 4.01. Affirmative Covenants. So long as the Note shall remain unpaid or the Lender shall have any Commitment hereunder, the Borrower will, unless the Lender shall otherwise consent in writing:

          (a) Compliance with Laws, Etc. Comply, and cause each of its subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

          (b) Reporting Requirements. Furnish to the Lender:

          (i) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders, and copies of all reports and registration statements which the Borrower or any subsidiary files with the Securities and Exchange Commission or any national securities exchange; and

          (ii) as soon as possible and in any event within five days after the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Event of Default or event and the action which the Borrower has taken and proposes to take with respect thereto.

          SECTION 4.02. Negative Covenants. So long as the Note shall remain unpaid or the Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Lender, which consent will not be unreasonably withheld:

          (a) Liens, Etc. Create or suffer to exist, or permit any of its subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt (as defined below in this subsection (a)) of any person or entity, other than (i) purchase money liens or purchase money security interests upon or in any property acquired or held by the Borrower or any subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property, or (ii) liens or security interests existing on such property at the time of its acquisition (other than any such lien or security interest created in contemplation of such acquisition).

          "Debt" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

          (b) Dividends, Etc. Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Borrower, or purchase, redeem or otherwise acquire for value (or permit any of its subsidiaries to do so) any shares of any class of capital stock of the Borrower or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, except that the Borrower may (i) declare and may any dividend payment or other distribution payable in common stock of the Borrower, (ii) purchase, redeem or otherwise acquire shares of its common stock or warrants, rights or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock and (iii) declare or pay quarterly cash dividends to its stockholders to the extent that the aggregate amount of all such cash dividends would not exceed ten percent (10.0%) of net income of the Borrower arising after September 30, 1996 and computed on a cumulative consolidated basis, provided that, immediately after giving effect to such proposed action, no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default would exist.

          (c) Sales of Assets. Sell, assign, transfer, lease, convey or otherwise dispose of any property (other than in the ordinary course of the Borrower's business), whether now owned or hereafter acquired, to the extent that such property is material to the Borrower's business or operations.

          (d) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any person or entity (whether in one transaction or a series of transactions), except for acquisitions of assets from any person(s) or entity(ies) which do not exceed in the aggregate $5,000,000 at any time.

          (e) Investments. Directly or indirectly make or own any Investment except:

          (i) Investments existing on the date hereof; and

          (ii) Investments which do not exceed $5,000,000 in the aggregate at any time.

          "Investment" means, with respect to any Person, (i) any purchase or other acquisition by that Person of stock, partnership interest, notes, debentures or other securities, or of a beneficial interest in stock, partnership interest, notes, debentures or other securities, issued by any other Person, and (ii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees, bonuses paid to agents and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person.

          "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

          (f) Transactions with Affiliates. Other than any transaction or agreement with Lender or any of its Affiliates, directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of any of the capital stock of the Borrower, or with any Affiliate of the Borrower, on terms that are less favorable to the Borrower than those that could be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate.

          "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange
Act) of greater than twenty percent (20%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

          (g) Other Indebtedness. Not prepay or repay any principal payable in respect of any indebtedness for borrowed money incurred by Borrower unless such payment is a regularly scheduled payment under such indebtedness, in which case the Borrower agrees that it shall, concurrently with any such payment, reduce the Commitment hereunder by an amount equal to such payment, and prepay Advances, if necessary, in an amount sufficient to ensure that the outstanding Advances hereunder do not exceed the Commitment (after taking into account such reduction).


                                   ARTICLE V

                               EVENTS OF DEFAULT

          SECTION 5.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of, or interest on, the Note when the same becomes due and payable or

          (b) Any representation or warranty made by the Borrower (or any of its officers) under or in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

          (c) The Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement for a period of twenty (20) days after written notice thereof shall have been given to the Borrower by the Lender; or

          (d) The Borrower shall fail to pay any principal of or premium or interest on any Debt (as defined in Section 4.02(a)) which is outstanding in a principal amount of at least $2,000,000 in the aggregate (but excluding Debt evidenced by the Note) of the Borrower or such subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof;

          (e) the Borrower or any of its subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but no instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

          (f) Any judgment or order for the payment of money in excess of $2,000,000 shall be rendered against the Borrower or any of its subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

then, in any such event, the Lender may, by notice to the Borrower, (i) declare its obligation to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any of its subsidiaries under the Federal Bankruptcy Code, (A) the obligation of the Lender to make Advances shall automatically be terminated and (B) the Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE VI

                                 MISCELLANEOUS

          SECTION 6.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 6.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier or electronic communication) and mailed, telecopied, transmitted or delivered, if to the Borrower, at its address at 7401 West Mansfield Avenue, Lakewood, Colorado 80235, Attention: General Counsel; and if to the Lender, at its address at 2121
N. 117th Ave., NP 30, Omaha, Nebraska 68164, Attention: General Counsel, facsimile no. (402) 498-4123; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied or transmitted, be effective when deposited in the mails, telecopied or confirmed by electronic receipt, respectively, except that notices to the Lender pursuant to the provisions of Article I shall not be effective until received by the Lender.

          SECTION 6.03. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 6.04. Indemnities. The Borrower agrees to defend, protect, indemnify and hold harmless the Lender and each of its Affiliates and each of its and its Affiliates' directors, officers and employees (collectively, the "Idemnitees") from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, fees, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (excluding any taxes and including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which any of them may incur and reasonably pay arising out of or relating to this Agreement or the Note or any of the transactions contemplated hereby or thereby or the direct or indirect application or proposed application of the proceeds of any Advance, provided, however, the Borrower shall have no obligation to an Indemnitee hereunder with respect to any matter caused solely by or resulting solely from the willful misconduct or gross negligence of such Indemnitee. The Borrower, upon demand by the Lender, shall reimburse each Indemnitee for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing except if the same is directly due to the willful misconduct or gross negligence of such Indemnitee. If the undertaking to indemnify, pay and hold harmless set forth in this Section
6.04 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all liabilities, obligations, losses, damages, penalties, fees, actions, judgments, suits, claims, costs, expenses or disbursements incurred by any Indemnitee.

          SECTION 6.05. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Note and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 6.05. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Note and the other documents to be delivered hereunder, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

          SECTION 6.06. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender, which consent will not be unreasonably withheld. The Lender may at any time, without the consent of the Borrower, assign all or any portion of its rights under this Agreement and the Note. Any assignee or transferee of the Note agrees by acceptance thereof to be bound by all the terms and provisions of this Agreement and the Note.

          SECTION 6.07. Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


BORROWER:                        MONEYGRAM PAYMENT SYSTEMS, INC.



                                 By:
                                    ----------------------------
                                    Title:


LENDER:                          FIRST DATA CORPORATION



                                 By:
                                    ----------------------------
                                    Vice President

                                   EXHIBIT A

                                PROMISSORY NOTE



$20,000,000.00                                        Dated: __________ __, 1996


          FOR VALUE RECEIVED, the undersigned, MONEYGRAM PAYMENT SYSTEMS, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of FIRST DATA CORPORATION, a Delaware corporation (the "Lender"), the principal amount of TWENTY MILLION DOLLARS ($20,000,000.00) or, if less, the aggregate principal amount of all Advances made by the Lender to the Borrower pursuant to the Credit Agreement (as hereinafter defined) outstanding, on __________, 1997, or on such earlier date as may be required by the terms of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein are defined as defined in the Credit Agreement.

          The Borrower shall pay interest on the principal amount hereof from time to time outstanding from the date hereof until such principal amount is paid in full, payable quarterly in arrears on the first day of each calendar quarter during the term hereof and on the final day when such principal amount becomes due at a fluctuating interest rate per annum in effect from time to time equal at all times to the higher of:

          (a) the rate of interest announced publicly by The Chase Manhattan Bank, N.A. ("Chase"), the rate or interest announced publicly by Chase, from time to time, as its prime rate (the "Prime Rate") plus one percent (1.0%) per annum; provided, however, that any overdue amount of principal, interest, fees or other amounts payable hereunder or under the Credit Agreement referred to below shall bear interest, payable on demand, at the Prime Rate plus three percent (3.0%) per annum. Each change in the fluctuating interest rate hereunder shall take effect simultaneously with the corresponding change in the Prime Rate.

          Both principal and interest are payable in lawful money of the United States of America to the Lender at 2121 N. 117th Ave., NP 30, Omaha, Nebraska 68164, Attention: General Counsel, in same day funds. All Advances made by the Lender to the Borrower, and all payments made on account of the principal amount hereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

          This Promissory Note is the Note referred to in, and is entitled to the benefits of, the Revolving Credit Agreement dated as of __________ __, 1996 (the "Credit Agreement") between the Borrower and the Lender. The Credit Agreement, among other things, (i) provides for the making of advances (the "Advances") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.


                                                 MONEYGRAM PAYMENT SYSTEMS, INC.


                                                 By:
                                                    ---------------------------
                                                    Title:

                                      A-2